UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	March 09, 2010

Thomas Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22010	72-0843540
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5221 N. O’Connor Blvd., Suite 500
Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:	(972) 869-3400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2010, Thomas Group, Inc. (the “Company”) entered into a second amendment to the employment agreement with Mr. Michael E. McGrath, the Company’s Executive Chairman, President and Chief Executive Officer (“Mr. McGrath”).  Pursuant to this amendment, Mr. McGrath has agreed to continue in his roles of Executive Chairman, President and Chief Executive Officer for 2010 at his existing annual salary of $330,000.  The amendment provides that Mr. McGrath devote substantially all of his business time and energy to his duties with Thomas Group. The amendment also increases from $35,000 to $50,000 the maximum amount that Mr. McGrath may be reimbursed during a 12-month period for the actual cost of airfare for travel from his residences in Maine or Boston to Dallas for Company business. It also provides that Mr. McGrath will no longer be eligible for up to a $200,000 performance-based cash bonus as provided in his previous employment agreement.

On March 9, 2010, the Company granted to Mr. McGrath a Restricted Share Award entitling him to receive an aggregate of up to 600,000 restricted shares of the Company’s common stock in four equal installments under the 2008 Omnibus Stock and Incentive Plan for Thomas Group, Inc. (the “Plan”).  Pursuant to this award, he will receive 150,000 shares at the end of each calendar quarter of 2010 provided he continues to be employed by the Company in the roles of Executive, Chairman, President and Chief Executive Officer on the last day of such quarter.  Upon delivery, the shares will be free of restrictions, except as may otherwise be required by law.

On March 9, 2010, Mr. McGrath and the Company agreed to cancel the Performance Share Award previously granted on March 1, 2008 under which Mr. McGrath was eligible to receive up to 350,000 performance shares under the Plan, subject to the achievement of certain performance targets for 2008, 2009, and 2010.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Second Amendment to Employment Agreement, executed March 9, 2010, by and between Thomas Group, Inc. and Michael E. McGrath.

10.2	Restricted Share Award under the 2008 Omnibus Stock and Incentive Plan for Thomas Group, Inc., dated March 9, 2010.

10.3	Cancellation of Performance Share Award under the 2008 Omnibus Stock and Incentive Plan for Thomas Group, Inc., dated March 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas Group, Inc.
(Registrant)

Date: March 11, 2010	By:	/s/ Frank Tilley
Frank Tilley,
Chief Financial Officer